CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of World Funds Trust and to the use of our report dated March 1, 2017 on the financial statements and financial highlights of the Mission-Auour Risk-Managed Global Equity Fund (formerly known as Global Strategic Income Fund). Such financial statements and financial highlights appear in the 2016 Annual Report to Shareholders which are also incorporated by reference into Statement of Additional Information.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 28, 2017